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                                                                      EXHIBIT 14


                               Power of Attorney

                  With Respect to the Canada Life of New York
                           Variable Annuity Account 1

Know all men by these presents that H. A. Rachfalowski whose signature appears below, constitutes and appoints Ronald E. Beettam and Kenneth Ledwos and each of them, his attorneys-in-fact, with power of substitution, and each of them in any and all capacities, to sign any reports and amendments thereto for the Form N-4 for the Canada Life of New York Variable Annuity Account 1 and to file the same, with exhibits thereto and other documents, in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Date: April 4, 2001


                              /s/ H. A. Rachfalowski
                              ------------------------------
                              H. A. Rachfalowski